UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF MICHIGAN

SOUTHERN DIVISION

VALASSIS COMMUNICATIONS, INC.,

Plaintiff,

Case No.

v. Hon.

NEWS AMERICA INCORPORATED, a/k/a NEWS

AMERICA MARKETING GROUP, NEWS AMERICA

MARKETING FSI, INC. a/k/a NEWS AMERICA

MARKETING FSI, LLC and NEWS AMERICA MARKETING

IN-STORE SERVICES, INC. a/k/a NEWS AMERICA

MARKETING IN-STORE SERVICES, LLC,

Defendants.

________________________________________________________________________

Henry Baskin (P10520)

The Baskin Law Firm

David S. Mendelson (P53572)

Law Offices of David Mendelson, P.C.

Attorneys for Plaintiff

322 N. Old Woodward Avenue

Birmingham, Michigan 48009

(248) 646-3300/(248) 646-8277

Carl H. von Ende (P21867)

Miller Canfield Paddock & Stone, PLC

Attorneys for Plaintiff

150 W. Jefferson Avenue, Suite 2500

Detroit, Michigan 48226

(313) 496-7618

Robert Pitofsky Arnold & Porter, LLP Attorneys for Plaintiff 555 Twelfth Street, N.W. Washington, D.C. 20004 202-942-5000

Jurisdiction

The jurisdiction of this Court is invoked pursuant to 15 U.S.C. Section15, Section26 and 28 U.S.C. Section1331, Section1337 and Section1367.

Venue

This Court has proper venue pursuant to 28 U.S.C. Section1391(b) and (c) and 15 U.S.C. Section 22 because each defendant has transacted a substantial amount of business in the state, the conduct complained of herein occurred in part in the this state, harm caused by the anticompetitive conduct has occurred within the state and because the plaintiff is located in Michigan.

COMPLAINT FOR DAMAGES

AND INJUNCTIVE RELIEF and JURY DEMAND

Plaintiff, VALASSIS COMMUNICATIONS, INC. ("VALASSIS"), by and through its attorneys, files this Complaint for Damages and Injunctive Relief against NEWS AMERICA INCORPORATED, a/k/a NEWS AMERICA MARKETING GROUP, NEWS AMERICA MARKETING FSI, INC. a/k/a NEWS AMERICA MARKETING FSI, LLC and NEWS AMERICA MARKETING IN-STORE SERVICES, INC. a/k/a NEWS AMERICA MARKETING IN-STORE SERVICES, LLC, (collectively referred to as "NEWS" or "NEWS Defendants", unless the context indicates otherwise) for antitrust violations pursuant to Sections 1, 2 & 3 of the Sherman Antitrust Act (15 U.S.C. SectionSection1, 2 & 3), violations of various state competition statutes, tortious interference with business expectancy, and tortious interference with business relations, stating as follows:

INTRODUCTION

    Paul Carlucci, Chief Operating Officer of defendant NEWS AMERICA MARKETING GROUP stands before his assembled sales force and shows them a vignette from a motion picture. It is a scene from THE UNTOUCHABLES depicting mobster Al Capone beating one of his enemies to death with a baseball bat. The message is obvious and irrefutable: The NEWS employees will operate in the business world with unbridled aggression. The selected scene is a perfect metaphor for the business practices both expected and in fact being employed by the NEWS Defendants to illegally leverage its market dominance in the in-store advertising and promotions market to gain and unfair advantage in the free standing insert ("FSI") coupon market.

    Carlucci reflects the mindset of his boss, Rupert Murdoch, whom Carlucci has publicly admitted is a guy that "has to have it all." Carlucci himself has vowed to "destroy" competitors who have the temerity to lawfully compete against the NEWS Defendants.

    Following the example of Capone in Carlucci's chosen scene, the NEWS Defendants have created and implemented a scheme to obtain and then exploit monopoly power in the in-store advertising and promotions market with the goal of utilizing that monopolistic power to gain an unfair advantage over VALASSIS in the FSI market. NEWS and VALASSIS are the two principal, if not only, providers of FSIs in the United States.

    The effect of NEWS' unlawful scheme is to skew the competitive playing field between VALASSIS and NEWS in the FSI market, thereby coercing customers to purchase NEWS' FSIs instead of VALASSIS' through anticompetitive conduct rather than through competition on the merits of the FSI market. These unequal positions cause damage to the competitive marketplace and will ultimately cause extreme damage to all consumers.

    In the event of an immediate cessation of NEWS' illegal behavior, the damage to VALASSIS and its shareholders will exceed $1,500,000,000 (One Billion, Five Hundred Million Dollars). The harm to the competitive marketplace and the consumer is of equal or greater magnitude.

    This lawsuit challenges this unlawful anticompetitive scheme currently employed by the NEWS Defendants, collectively, directed at plaintiff VALASSIS and any other company that lawfully attempts to compete with the Defendants in providing both free standing inserts and in-store promotions.

    THE PARTIES

    VALASSIS is a Delaware corporation, with its headquarters and principal place of business in the City of Livonia, County of Wayne, State of Michigan. VALASSIS is a marketing services company, providing a wide range of strategic marketing solutions for manufacturers, retailers and internet/e-commerce companies. VALASSIS' products and services include newspaper-delivered FSIs or coupons. VALASSIS has been a publicly traded company on the New York Stock Exchange since 1992.

    Defendant, News America Incorporated a/k/a News America Marketing Group is the marketing arm of News Corporation. It is a Delaware corporation, with its principal place of business in New York, New York, which does business throughout the United States, including within the Eastern District of Michigan.

    Defendant News America Marketing, FSI, Inc. a/k/a News America Marketing, FSI, LLC is a Delaware corporation or limited liability company with its principal place of business in New York, New York, which does business throughout the United States, including within the Eastern District of Michigan.

    Defendant News America Marketing In-Store, Inc., a/k/a News America Marketing In-Store, LLC is a Delaware corporation or limited liability company with its principal place of business in New York, New York, which does business throughout the United States, including within the Eastern District of Michigan.

    THE RELEVANT PRODUCT/SERVICE MARKETS

    This complaint concerns two relevant product/service markets, which are distinct and easily ascertainable, i.e., the free standing insert ("FSI") coupon market and the in-store promotions and advertising market. These markets may be divided into geographic and product submarkets which are incorporated herein.

    THE FSI MARKET

    The FSI coupon business consists of coupon booklets that are inserted into newspapers throughout the United States at various intervals throughout the year. Plaintiff VALASSIS and Defendant NEWS AMERICA FSI, INC. are the two principal providers of FSIs in the United States. Consumer packaged goods manufacturers ("CPGs") purchase FSIs for placement throughout the United States and associated regional markets.

    FSIs are separate and distinct from other promotional products in numerous respects, leaving them without a reasonably interchangeable substitute. The unique characteristics of FSIs include, but are not limited to:

    the ability to reach nearly 70 million households weekly, or targeted subsets of this group;

    a built in efficient distribution system via newspaper delivery;

    a extremely cost-effective reach of large population;

    a low cost structure per coupon redeemed;

    ability to target a particular type of consumer who prepares in advance of shopping those items which the consumer intends to buy, and is thereby induced to seek out a particular item based on the FSI;

    ability to provide a sufficiently diversified collection of CPG offerings which are available at a single local retail outlet for the consumer;

    No single marketing alternative accomplishes more marketing objectives which include but are not limited to:

      increased retail merchant sell-in;

      increase in retail merchant support;

      ability to drive traffic to retailer;

      drives incremental volume to retailers and manufacturers;

      ability to build brand awareness;

      ability to build brand image;

      ability to attract new customers to brand; and

      ability to provide customer rewards for loyalty.

    NEWS Defendants themselves consider the FSI coupon business to be a unique market, separate and distinct from the in-store advertising and promotions market as reflected in the fact that the NEWS Defendants have established separate corporations, one to operate its FSI couponing business (News America Marketing FSI, Inc.) and another to operate in the in-store advertising and promotions market (News America Marketing In-Store Services, Inc.)

    Because of the unique characteristics and audience of FSIs, if the prices of FSIs were to rise, the CPGs would not significantly alter their FSI strategy. As such, FSI prices are not effectively constrained by other promotional devices, particularly other forms of offering, displays or advertising. Accordingly, there is low cross-elasticity of demand between FSIs and other forms of marketing, advertising or display efforts.

    The FSI market also has unique characteristics that make entry into the FSI market both extremely difficult and expensive.

    THE IN-STORE ADVERTISING AND PROMOTIONS MARKET

    The relevant in-store advertising and promotions market consists of several products including an "at-the-shelf coupon dispenser," shelf advertising, floor advertising, shopping cart advertisements and other promotion and advertising products designed to persuade shoppers at the time of purchase in supermarkets, drug stores and certain retail outlets throughout the United States to purchase particular products. The CPGs who are the principal purchasers of FSIs also are the main purchasers of in-store advertising and promotion products.

    The in-store advertising and promotion market is currently dominated by NEWS. On information and belief, NEWS market share captures under exclusive contract the vast majority of the largest grocery retailers in the United States and is of such a significant magnitude to effectively prevent competition in that market.

    NEWS has enhanced this monopoly position by entering into exclusive contracts with a majority of the retail grocery chains in the United States. The exclusive contracts provide that the chain of stores will not permit installation of in-store advertising and promotion products by any party other than NEWS. Consequently, a CPG that desires in-store advertising and promotion products has no alternative but to acquire its in-store advertising and promotion products from NEWS, particularly if the CPG seeks nationwide or broad regional coverage for its promotion campaign, which is typically critical to the success of the campaign. These exclusive contracts are a substantial barrier to entry into the in-store market.

    An example of the exclusive arrangements with retailers is NEWS' exclusive contract with Safeway, Inc. which was announced by NEWS on August 26, 2004. The agreement has a ten year term that assures that NEWS is the exclusive third party provider of in-store advertising and promotions at Safeway stores throughout the United States.

    Based upon information and belief, NEWS has similar exclusive arrangements with a majority of the other national grocery chains including, but not limited to Kroger, Albertsons, Ahold and Winn Dixie. Kroger, Albertsons and Safeway are by far the three largest grocery chains in the United States. Kroger, Albertsons, Safeway, Ahold and Winn Dixie generated approximately $170,000,000,000 in revenue in 2004. Total revenue for the ten largest grocery retailers during calendar year 2004 was approximately $249,000,000,000. As a result, the revenue from only these five chains is greater than 68% of the combined revenue for the ten largest grocers in the United States, making it virtually impossible for a CPG to advertise in-store without contracting with NEWS.

    Advertising and promotional products within the store have a number of distinctive features which leave them without a reasonably interchangeable substitute. The are differentiated from various outside the store promotions because, among other things, they:

    a. attract customer attention at moment of purchase decision;

    b. offer intrusive, more visible advertising in a clutter free environment that the potential customer must view;

    c. differentiate the brand at the shelf;

    d. help the consumer when the consumer is comparison shopping;

    e. do not require customer action until time of product selection;

    f. attract a different type of customer who is not responsive to other advertising methods;

    g. offer instant gratification to customer via immediate price savings;

    h. require relationship with retailer and contractual obligation with retailer;

    i. do not have a distribution system inherent in system; Advertising and promotion must be placed at point of use.

    In particular, FSIs are not reasonably interchangeable with in-store marketing and promotions. The FSI targets consumers before the consumers enter the store, the decision to clip the coupon for use in shopping is made prior to the shopping trip, and a relationship with the retailer is not required to distribute the coupons to the shopper. Moreover, the cost, reach and effectiveness of the FSIs and in-store programs differ.

    THE GEOGRAPHIC MARKET

    The relevant geographic market for the two distinct products which are the subject of this Complaint is the United States.

    THE ANTI-COMPETITIVE SCHEME

    In the late 1990's NEWS embarked upon an anticompetitive scheme to gain and enhance their monopoly power in the in-store advertising and promotions market and leverage that power in the FSI market. In furtherance of that scheme, NEWS engaged in activities which include, but are not limited to:

    a. Obtaining a significant presence in the in-store advertising and promotions market via its acquisition of ActMedia in 1997;

    b. Entrenching that acquired market power by entering into highly restrictive exclusive long-term contracts with retailers to market its in-store advertising and promotions. NEWS achieved these long term highly restrictive exclusive contracts by promising certain payments to the retailers. These contracts effectively preclude meaningful competition within the in-store advertising and promotions market.

    c. By entering into these highly restrictive exclusive contracts, NEWS solidified its market power, and foreclosed meaningful competition at most of the major national and regional supermarket stores, securing a supermajority of the market.

    d. The effect, at least in part, of these highly restrictive exclusive contracts is to make entry into the in-store advertising and promotions market a virtual impossibility.

    e. Although these exclusive contracts typically provide for revenue sharing between NEWS and the grocery chain, with the exception of those grocers that NEWS has agreed to pay guaranteed minimums, NEWS routinely avoids paying a substantial portion of that revenue sharing, thus enhancing their ability to leverage the FSI business. NEWS accomplishes this by allocating the revenue from the tie-in scheme primarily to the FSI. NEWS does not share any portion of this FSI revenue with those chains. NEWS further diverts in-store business away from those stores that NEWS has no minimum obligation with, further reducing the amount of revenue sharing NEWS has to pay.

    f. For the grocery chains that NEWS has promised guaranteed minimum payments, the guaranteed minimum payment routinely exceeds the level of business that NEWS generates for the particular grocery chain further evidencing the anti-competitive nature of NEWS' overall scheme.

    g. NEWS is presently using its market power in the in-store advertising and promotions market to solidify and expand its position in the FSI market.

    h. Recognizing that a CPGs desire to use in-store promotion services is separate and distinct from its desire to use FSIs for its product, NEWS embarked on a pattern of coercing CPGs to sign long-term exclusive contracts for FSI service by threatening to penalize the CPG's on the price of their in-store advertising and promotion if they did not comply.

    i. In furtherance of this scheme, NEWS advised numerous CPG's that if they did not sign a long-term FSI contract, awarding the CPG's FSI business to NEWS instead of VALASSIS, that the price penalty on the in-store advertising and promotion would be severe.

    The NEWS' scheme has had a chilling and anticompetitive effect throughout the FSI industry. CPGs have advised VALASSIS that although they wish to purchase FSIs from VALASSIS, they were economically coerced to sign long-term FSI contracts with NEWS. This coercion principally manifested itself in the form of economic threats made by NEWS personnel to CPGs that if they chose to purchase FSIs from VALASSIS, the price of NEWS' in-store advertising and promotion products would rise by a significant factor. In some instances, NEWS refused to provide the CPG with independent FSI and in-store prices, only advising them that the price for in-store advertising and promotions would be significantly higher without an FSI purchase. The threatened economic reprisal for not purchasing NEWS FSIs has ranged from a 25% to 100% price increase on the in-store advertising and promotion product.

    The magnitude of the threatened economic penalty for not acceding to NEWS' in-store coercion has varied amongst the CPG customers. Based on information and belief, the threatened penalty has exceeded $5,000,000 on a single FSI deal and routinely exceeds $1,000,000 on an individual customer basis.

    The penalties imposed upon customers who do not purchase FSIs from NEWS effectively creates a tying arrangement between the two relevant markets by coercing these customers to purchase FSIs from NEWS on terms which are undesirable or which these customers would have preferred to obtain elsewhere on different terms.

    The illegal tying activities by NEWS, combined with the use of their monopoly leverage in the in-store advertising and promotions market will destroy competition in the FSI market. Ultimately, NEWS will possess the unfettered monopoly power to raise prices and lower output in the FSI market beyond competitive levels, thereby recouping any losses sustained from its improper practices.

    Count I - Unlawful Tying

    (Violation of Sherman Act Sections 1 & 3; 15 U.S.C. Section1 & 3)

    Plaintiff incorporates all previous paragraphs herein by reference.

    In-store advertising and promotions, as described above, and FSI's, as described above, are separate products/services, which, due to the unique characteristics of each, have a low cross-elasticity of demand and are not reasonably interchangeable with each other or with other services or products.

    The NEWS defendants have market power in the in-store advertising and promotions market. The in-store advertising and promotion market constitutes the tying product in NEWS' anti-competitive scheme to coerce concerted action in excluding competition in the market for FSIs.

    The NEWS defendants, intend to, and are attempting to, increase their market share in the FSI market, where it uses FSIs as the tied product in the transactions with customers of in-store advertising and promotions.

    The NEWS defendants have tied the purchase of promotions in the in-store advertising and promotions market to purchases of advertisements in the FSI market, where the NEWS defendants face more substantial competition. NEWS coerced CPGs into this concerted action to destroy competition in the FSI market. These transactions are a violation of Section 1 & 3 of the Sherman Act and are an unreasonable restraint of trade. The NEWS defendants continue to engage in these tying activities.

    This conduct affects a substantial amount of interstate commerce in the FSI market comprising numerous transactions which have value in the millions of dollars.

    Competition in the FSI market as a whole is damaged by the NEWS Defendants' illegal tying activities. This damage manifests itself in different ways which include but are not limited to: (1) reduction in CPG choice by forcing the CPG to choose an FSI from NEWS based on the in-store penalty for choosing VALASSIS; (2) circumventing competition on the merits in the FSI market; (3) raising the barrier to new companies by making it clear that successful entry into the FSI market will also require entry into the in-store advertising and promotions market which is essentially foreclosed by the long-term exclusive contracts between NEWS and a critical mass of the leading grocery retailers; (4) forcing economic damage on competitors in the FSI market so NEWS can ultimately raise prices and reduce the return on investment to advertisers in the FSI market; (5) Unlawfully expanding their market power in the FSI business so NEWS can ultimately monopolize even those FSI customers that do not utilize significant (or any) in-store advertising and promotions, having previously monopolized those who do utilize in-store promotions.

    Moreover, VALASSIS, as a competitor in the FSI market, is damaged by the NEWS defendants' tying activities.

    If unabated by this Court, the NEWS Defendants' actions will continue to cause increasing anti-competitive harm to the FSI market.

    WHEREFORE VALASSIS respectfully requests that this Honorable Court (1) permanently enjoin the conduct of the NEWS defendants described above; (2) award VALASSIS three times its actual damages; and (3) award VALASSIS its costs and attorneys' fees, all in accordance with 15 U.S.C. Section15(1).

    Count II - Attempt to Monopolize

    (Violation of Sherman Act Section 2; 15 U.S.C. Section2).

    Plaintiff incorporates all previous paragraphs herein by reference.

    The NEWS Defendants have willfully and purposefully engaged in a pattern of anti-competitive conduct, described above, designed to monopolize the FSI market.

    The NEWS Defendants' actions, described above, manifest a specific intent to monopolize (and thereby eliminate competition in) the FSI market.

    Given the NEWS Defendants' recent actions in the FSI market, and their manifested intent to use monopoly power in other markets to eliminate competition in the FSI market, together with the duopoly nature of the FSI market, there is a dangerous probability that, left unchecked, the NEWS Defendants will effectively monopolize the FSI market.

    VALASSIS, as a competitor in the FSI market, is damaged by the NEWS Defendants' attempted monopolization activities.

    Moreover, competition in the FSI market as a whole is damaged by the NEWS Defendants' attempted monopolization activities.

    If unabated by this Court, the NEWS Defendants' actions will continue to cause increasing harm to the FSI market.

    WHEREFORE, VALASSIS respectfully requests that this Honorable Court (1) permanently enjoin the conduct of the NEWS Defendants described above; (2) award VALASSIS three times its actual damages; and (3) award VALASSIS its costs and attorneys' fees, all in accordance with 15 U.S.C. Section15(1).

    Count III -- Price Discrimination and/or Predatory Pricing

    (Violation of Sherman Act Section 2; 15 U.S.C. Section 2)

    Plaintiff incorporates all previous paragraphs herein by reference.

    VALASSIS and the NEWS Defendants are competitors in the FSI market.

    When considering the effects of the in-store price leveraging, the NEWS Defendants have offered and/or sold FSIs to some customers of the FSI market at an effective net price below the appropriate measure of cost of producing the advertisements offered or sold.

    The NEWS Defendants offered and/or sold the FSIs to customers at an effective net price below the applicable relevant cost with the intent of driving VALASSIS, their only significant competitor in the FSI market, out of the FSI market.

    Because there are only two significant competitors in the FSI market, the NEWS Defendants have a dangerous probability of recouping their costs by driving out or disciplining competition and using monopoly power to recover the expense of a predatory pricing strategy by raising prices to an artificially high level. In fact, NEWS' actions in the in-store advertising and promotions market evidence that NEWS is highly likely to use their monopoly power to raise prices and otherwise gain competitive advantage.

    Competition in the FSI market as a whole is damaged by the NEWS Defendants' price discrimination and/or predatory pricing activities.

    Moreover, VALASSIS, as a competitor in the FSI market, is damaged by the NEWS Defendants' price discrimination and/or predatory pricing activities.

    If unabated by this Court, the NEWS Defendants' actions will continue to cause increasing harm to the FSI market.

    WHEREFORE, VALASSIS respectfully requests that this Honorable Court (1) permanently enjoin the conduct of the NEWS Defendants described above; (2) award VALASSIS three times its actual damages; and (3) award VALASSIS its costs and attorneys' fees, all in accordance with 15 U.S.C. Section15(1).

    Count IV - Tortious Interference With Business Relationship Or Expectancy

    Plaintiff incorporates all previous paragraphs herein by reference

    VALASSIS, as described above, has a business relationship with hundreds of CPGs to which VALASSIS sells FSIs.

    VALASSIS has a reasonable business expectancy with hundreds of other CPGs to which VALASSIS proposes to sell FSIs.

    NEWS is, and at all pertinent times was, aware of the relationship and/or expectancy between VALASSIS and these CPGs.

    NEWS intentionally and unlawfully interfered with the relationship between VALASSIS and the CPGs by the acts described above.

    The actions of the NEWS caused the independent companies to terminate or alter their business relationship or expected relationship with VALASSIS.

    Clients and prospective clients of Valassis who have used and would otherwise continue to use Valassis as their FSI provider have been unlawfully coerced by NEWS to place their FSIs with NEWS.

    The termination of the business relationship and expectancy caused significant financial harm to VALASSIS.

    WHEREFORE, VALASSIS requests damages in its favor, together with interest, applicable attorney fees and costs and other relief just and appropriate.

    Count V - Unfair Competition

    (Violation of Connecticut Unfair Trade Practices Act;

    Conn. Gen. Stat. 42-110a et seq.)

    Plaintiff incorporates all previous paragraphs herein by reference.

    VALASSIS and the NEWS Defendants each are engaged in commerce in and affecting the state of Connecticut, through their sales and distribution of advertisements in the FSI market.

    The NEWS Defendants, through the actions described above, have engaged in an unfair and deceptive trade practice, as that term is defined by Conn. Gen. Stat. 42-110b. Specifically, the NEWS Defendants' actions are anticompetitive, unethical and oppressive.

    The NEWS Defendants' actions, described above, have caused significant damage to VALASSIS in the form of lost sales and profits.

    The NEWS Defendants' actions, if unabated by this Court, pose the dangerous risk of continued harm to the competitive market and, ultimately to consumers.

    WHEREFORE, VALASSIS requests damages in its favor, together with interest, applicable attorney fees, punitive damages and costs and other relief just and appropriate.

    Count VI - Unfair Competition

    (Violation of Nebraska Consumer Protection Act; Neb. Rev. Stat. 59-1601 et seq.)

    Plaintiff incorporates all previous paragraphs herein by reference.

    VALASSIS and the NEWS Defendants each are engaged in commerce in and affecting the state of Nebraska, through their sales and distribution of advertisements in the FSI market.

    The NEWS Defendants, through the actions described above, have engaged in an unfair and deceptive trade practice, as that term is defined by Neb. Rev. Stat. Section 59-1602. Specifically, the NEWS Defendants' actions are anticompetitive, unethical and oppressive.

    The NEWS Defendants' actions, described above, have caused significant damage to VALASSIS in the form of lost sales and profits.

    The NEWS Defendants' actions, if unabated by this Court, pose the dangerous risk of continued harm to the competitive market and, ultimately to consumers.

    WHEREFORE, VALASSIS requests damages in its favor, together with interest, applicable attorney fees and costs and other relief just and appropriate.

    Count VII - Unfair Competition

    (Violation of North Carolina Unfair Methods of Competition Statute;

    N.C. Gen. Stat. Section 75-1 et seq.)

    Plaintiff incorporates all previous paragraphs herein by reference.

    VALASSIS and the NEWS Defendants each are engaged in commerce in and affecting the state of North Carolina, through their sales and distribution of advertisements in the FSI market.

    The NEWS Defendants, through the actions described above, have engaged in an unfair and deceptive trade practice, as that term is defined by N.C. Gen. Stat. Section 75-1.1. Specifically, the NEWS Defendants' actions are anticompetitive, unethical and oppressive.

    The NEWS Defendants' actions, described above, have caused significant damage to VALASSIS in the form of lost sales and profits.

    The NEWS Defendants' actions, if unabated by this Court, pose the dangerous risk of continued harm to the competitive market and, ultimately to consumers.

    WHEREFORE, VALASSIS requests treble damages in its favor, together with interest, applicable attorney fees and costs and other relief just and appropriate.

    Count VIII - Unfair Competition

    (Violation of South Carolina Unfair Trade Practices Act;

    S.C. Code Ann.. Section 39-5-20 et seq.)

    Plaintiff incorporates all previous paragraphs herein by reference.

    VALASSIS and the NEWS Defendants each are engaged in commerce in and affecting the state of South Carolina, through their sales and distribution of advertisements in the FSI market.

    The NEWS Defendants, through the actions described above, have engaged in an unfair and deceptive trade practice, as that term is defined by S.C. Code Ann. Section 39-5-20. Specifically, the NEWS Defendants' actions are anticompetitive, unethical and oppressive.

    The NEWS Defendants' actions, described above, have caused significant damage to VALASSIS in the form of lost sales and profits.

    The NEWS Defendants' actions, if unabated by this Court, pose the dangerous risk of continued harm to the competitive market and, ultimately to consumers.

    WHEREFORE, VALASSIS requests treble damages in its favor, together with interest, applicable attorney fees and costs and other relief just and appropriate.

    Count IX - Unfair Competition

    (Violation of Utah Unfair Practices Act; Utah Code Ann. 13-5-2.5 et seq.)

    Plaintiff incorporates all previous paragraphs herein by reference.

    VALASSIS and the NEWS Defendants each are engaged in commerce in and affecting the state of Utah, through their sales and distribution of advertisements in the FSI market.

    The NEWS Defendants, through the actions described above, have engaged in an unfair and deceptive trade practice, as that term is defined by Utah Code Ann. Section 13-5-2.5. Specifically, the NEWS Defendants' actions are anticompetitive, unethical and oppressive.

    The NEWS Defendants' actions, described above, have caused significant damage to VALASSIS in the form of lost sales and profits. In addition, the NEWS Defendants' anticompetitive actions adversely affect the public interest

    The NEWS Defendants' actions, if unabated by this Court, pose the dangerous risk of continued harm to the competitive market and, ultimately to consumers.

    WHEREFORE, VALASSIS requests treble damages in its favor, together with interest, applicable attorney fees and costs and other relief just and appropriate.

    Count X - Unfair Competition

    (Violation of Washington Unfair Methods of Competition Act;

    Wash. Rev. Ann. 19.86.020 et seq.)

    Plaintiff incorporates all previous paragraphs herein by reference.

    VALASSIS and the NEWS Defendants each are engaged in commerce in and affecting the state of Washington, through their sales and distribution of advertisements in the FSI market.

    The NEWS Defendants, through the actions described above, have engaged in an unfair and deceptive trade practice, as that term is defined by Wash. Rev. Code 19.86.020. Specifically, the NEWS Defendants' actions are anticompetitive, unethical and oppressive.

    The NEWS Defendants' actions, described above, have caused significant damage to VALASSIS in the form of lost sales and profits. In addition, the NEWS Defendants' anticompetitive actions adversely affect the public interest

    The NEWS Defendants' actions, if unabated by this Court, pose the dangerous risk of continued harm to the competitive market and, ultimately to consumers.

    WHEREFORE, VALASSIS requests damages in its favor, together with interest, applicable attorney fees and costs and other relief just and appropriate.

    Count XI - Unfair Trade Practices

    (Violation of California Unfair Trade Practices Act

    Cal. Bus. & Prof. Code 17000 et seq.)

    Plaintiff incorporates all previous paragraphs herein by reference

    The actions of the NEWS Defendants, as referenced above, constitute a violation of Cal. Bus. & Prof. Code Section 17044 as defined in Section 17030.

    The actions of the NEWS Defendants, as referenced above, constitute a violation of Cal. Bus. & Prof. Code Section 17043.

    The actions of the NEWS Defendants were done intentionally with the purpose of injuring competitors or competition.

    WHEREFORE, VALASSIS requests treble damages in its favor, together with interest, applicable attorney fees and costs and other relief just and appropriate.

    Count XII - Violation of Cartwright Act

    Ca. Bus. & Prof. Code SectionSection 16720 et seq.

    Plaintiff restates and incorporates all preceding paragraphs as if fully stated herein.

    Plaintiff and Defendants are each engaged in commerce in and affecting the state of California

    By their actions described more fully above, the NEWS Defendants have, through concerted action:

    a. restrained trade and/or commerce;

    b. increased the cost to consumers in the FSI market;

    c. prevented and ultimately eliminated competition in both the FSI market and the in-store advertising and promotions market;

    d. sold FSI advertisements at a price below the effective net cost of those advertisements;

    e. precluded free and unrestricted competition among competitors in the FSI market;

    f. tied the purchase of advertisements in the in-store advertising and promotions market to purchases in the FSI market;

    g. used monopoly power in the in-store advertising and promotions market to leverage its position and increase its market share to monopolistic levels in the FSI market.

    The NEWS Defendants took these actions with the intent of monopolizing the FSI market for its own financial exploitation.

    Plaintiffs and the consuming public in general are harmed by Defendants' actions because those actions have the effect of suppressing competition, thereby raising prices above those expected in a free, competitive market.

WHEREFORE, Plaintiff respectfully requests that this Honorable Court (1) enter judgment in favor of Plaintiff against Defendants; (2) enjoin defendants from further pursuing acts and agreements in restraint of trade; (3) award Plaintiff its actual damages suffered as a result of Defendants' unlawful acts and agreements; (4) award plaintiff treble damages as provided by statute; (5) award plaintiff its costs, including attorneys'

fees; and (6) grant any other relief that this Court deems appropriate, just and equitable.

Henry Baskin (P10520)

The Baskin Law Firm

David S. Mendelson (P53572)

Law Offices of David Mendelson, P.C.

322 N. Old Woodward Avenue

Birmingham, Michigan 48009

(248) 646-8277

Primary Email:dm@mendelsonlaw.net

hbaskin@baskinlawfirm.com

Dated: January 18, 2006